Exhibit l

[Letterhead of Sutherland Asbill & Brennan LLP]

May 10, 2012

GSV Capital Corp.

2965 Woodside Road

Woodside, CA 94062

Re:	GSV Capital Corp. Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to GSV Capital Corp., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 on March 28, 2012 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $250,000,000 in aggregate offering amount of shares (“Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Registration Statement provides that the Shares may be issued from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement” ) to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, documents or other instruments as we in our judgment deem necessary or appropriate for us to render the opinions set forth in this opinion letter including, without limitation, the following:

(i)	The Articles of Amendment and Restatement of the Company, as amended by the Articles of Amendment thereto, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the “Charter”);

(ii)	The Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”); and

GSV Capital Corp.

May 10, 2012

(iii)	The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization of the issuance, offer and sale of the Shares pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law (the “MGCL”), as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares pursuant to the Registration Statement.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) the issuance, offer and sale of the Shares from time to time and the final terms of such issuance, offer and sale, including those relating to price and amount of the Shares to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Charter and Bylaws, and are consistent with the terms and conditions for such issuance, offer and sale set forth in the Resolutions and the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement (such authorization or action being hereinafter referred to as the “Corporate Proceedings”), (ii) any Shares issued and sold pursuant to the Registration Statement have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (iii) upon the issuance of any Shares pursuant to the Registration Statement the total number of shares of Common Stock issued and outstanding does not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter; and (iv) the Company is in good standing as a corporation under the MGCL at the time of the issuance of the Shares, the Resolutions and the applicable Corporate Proceedings remain in effect, without amendment, and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance, offer and/or sale of the Shares, we are of the opinion that, upon completion of all Corporate Proceedings relating thereto, the issuance of the Shares will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Shares will be validly issued, fully paid and nonassessable.

GSV Capital Corp.

May 10, 2012

The opinion expressed in this opinion letter (i) is strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) is only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP